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The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. A registration statement relating to these securities has become effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale of these securities is not permitted.

Filed Pursuant to Rule 424(b)(3) and Rule 424(b)(7)
File No. 333-182193

Subject To Completion. Dated January 13, 2014

Prospectus Supplement to Prospectus dated June 18, 2012

3,478,261 Shares

IHS Inc.

Class A Common Stock

          All of the shares of Class A common stock in this offering are being sold by Conscientia Investment Limited, the selling stockholder. We will not receive any of the proceeds from the sale of the shares in this offering.

          Our Class A common stock is listed on the New York Stock Exchange under the symbol "IHS." The last reported sale price of our Class A common stock on January 10, 2014 was $120.93 per share.

          See "Risk Factors" beginning on page S-3 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended November 30, 2013 to read about factors you should consider before buying our Class A common stock.

          Neither the Securities and Exchange Commission (the "SEC") nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Initial price to public
Underwriting discount
Proceeds, before expenses, to selling stockholder

          To the extent that the underwriters sell more than 3,478,261 shares of Class A common stock, the underwriters have the option to purchase up to an additional 521,739 shares from the selling stockholder at the initial price to public less the underwriting discount.

          The underwriters expect to deliver the shares against payment in New York, New York on                                        , 2014.

Bookrunning Manager

Goldman, Sachs & Co.

Lead Manager

BofA Merrill Lynch

Co-Managers

RBC Capital Markets	Wells Fargo Securities

Prospectus Supplement dated                          , 2014

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

          This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of Class A common stock and also adds to and updates information contained in the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information. If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus together with the additional information described under "Where You Can Find More Information".

          We, the selling stockholder and the underwriters have not authorized any person to provide you with any information other than the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus we provide to you that is required to be filed with the SEC. We, the selling stockholder and the underwriters take no responsibility for, and provide no assurance as to the reliability of, any other information that others may give to you. We, the selling stockholder and the underwriters are not making an offer to sell the Class A common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any such free writing prospectus or the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

PROSPECTUS SUPPLEMENT SUMMARY

          This summary highlights selected information contained elsewhere in this prospectus supplement or the accompanying prospectus, but it does not contain all of the information that you should consider before deciding to invest in our Class A common stock. You should read this entire prospectus supplement, including "Risk Factors", the accompanying prospectus, the documents incorporated by reference (including the "Risk Factors" therein) and the other documents to which we refer for a more complete understanding of this offering.

          The terms "IHS", "we", "us" and "our" refer to IHS Inc. and, unless the context otherwise requires, its consolidated subsidiaries.

Our Company

          We are a leading source of information, insight and analytics in critical areas that shape today's business landscape. We provide solutions that support customer workflows in strategy, planning and analysis, energy technical, product design, and operational excellence and risk management, and in customer industry sectors including Energy and Natural Resources, Technology, Chemicals and Transportation. Businesses and governments in more than 165 countries around the globe rely on our comprehensive content, expert independent analysis, and flexible delivery methods. Our aim is to embed our solutions within the entire spectrum of our customers' organization, enabling executive level capital deployment strategies and following decision-making activities throughout their organizations to front-line employees tasked with managing their company's complex core daily operations.

          We have been in business since 1959, were incorporated in the State of Delaware in 1994, and became a publicly traded company on the New York Stock Exchange in 2005. Headquartered in Englewood, Colorado, USA, we are committed to sustainable, profitable growth and employ approximately 8,000 people in more than 31 countries around the world.

          Our principal executive offices are located at 15 Inverness Way East, Englewood, Colorado 80112 and our telephone number is (303) 790-0600. We also maintain an Internet site at www.ihs.com. Our website and the information contained therein shall not be deemed to be incorporated into this prospectus supplement, the accompanying prospectus or the registration statement of which it forms a part.

THE OFFERING

Selling stockholder	Conscientia Investment Limited
Class A common stock offered by the selling stockholder	3,478,261 shares (or 4,000,000 shares if the underwriters' option to purchase additional shares is exercised in full)
Class A common stock outstanding before and after this offering	67,404,285 shares
Option to purchase additional shares

The selling stockholder has granted the underwriters an option to purchase up to 521,739 additional shares of Class A common stock exercisable within 30 days from the date of this prospectus supplement.

Voting rights	One vote per share of Class A common stock. The Class A common stock is our only class of common stock outstanding.
Use of proceeds	We will not receive any proceeds from this offering.
Risk factors

See "Risk Factors" beginning on page S-3 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended November 30, 2013 for a discussion of risks you should consider before deciding to invest in our Class A common stock.

U.S. federal income tax considerations

For a discussion of certain U.S. federal income tax consequences of the holding and disposition of shares of our Class A common stock, see "Material U.S. Federal Income and Estate Tax Considerations for Non-U.S. Holders of Class A Common Stock".

Lock-Up

The selling stockholder has agreed, subject to certain exceptions, that for a period of 365 days after the date of this prospectus supplement, it will not offer or sell any shares of Class A common stock other than the shares offered hereby. In addition, we have agreed, subject to certain exceptions, that for a period of 45 days after the date of this prospectus supplement, we will not offer or sell any shares of Class A common stock. See "Underwriting".

New York Stock Exchange symbol	"IHS"

          The outstanding share information appearing above is based on the number of shares outstanding as of December 31, 2013. Unless we specifically state otherwise, the information in this prospectus supplement does not reflect awards of our Class A common stock available for issuance under the Amended and Restated IHS Inc. 2004 Long-Term Incentive Plan (including the IHS Inc. Directors Stock Plan, which is a part of our long-term incentive plan).

RISK FACTORS

          In addition to the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, you should carefully consider the risks described below as well as the risk factors described in our Annual Report on Form 10-K for the year ended November 30, 2013. The risks described below and in our Annual Report are not the only risks that could adversely affect our business; other risks currently deemed immaterial or additional risks not currently known to us could also adversely affect us. These and other factors could have a material adverse effect on the value of your investment in our Class A common stock, meaning that you could lose all or part of your investment.

Risks Related to the Offering

Future sales of our Class A common stock or the issuance of other equity may adversely affect the market price of our Class A common stock.

          Sales of our Class A common stock could depress the market price of our Class A common stock and impair our ability to raise capital through the sale of additional equity or equity-related securities. We cannot predict the effect that future sales of our Class A common stock or other equity or equity-related securities would have on the market price of our Class A common stock.

The price of our Class A common stock may be volatile and may be affected by market conditions beyond our control.

          Our share price is likely to fluctuate in the future because of the volatility of the stock market in general and a variety of other factors, many of which are beyond our control. Market fluctuations could result in volatility in the price of our Class A common stock, one possible outcome of which could be a decline in the value of your investment. In addition, if our operating results fail to meet the expectations of stock analysts or investors, or if we are perceived by the market to suffer material business or reputational damage, we may experience a significant decline in the trading price of our Class A common stock.

Provisions in our charter documents and under Delaware law could discourage a takeover that stockholders may consider favorable.

          Certain provisions in our governing documents could make a merger, tender offer or proxy contest involving us difficult, even if such events would be beneficial to the interests of our stockholders. These provisions include our classified board, our supermajority voting requirements, and our adoption of a rights agreement, commonly known as a "poison pill". In addition, we are subject to certain Delaware anti-takeover provisions. Under Delaware law, a corporation may not engage in a business combination with any holder of 15% or more of its capital stock unless the holder has held the stock for three years or, among other things, the board of directors has approved the transaction. Accordingly, our board of directors could rely upon these or other provisions in our governing documents and upon Delaware law to prevent or delay an acquisition of us. See "Description of Capital Stock" in the accompanying prospectus.

USE OF PROCEEDS

          The selling stockholder will receive all of the net proceeds from the sale of the shares of Class A common stock offered hereby. We will not receive any proceeds from this offering.

CAPITALIZATION

          The following table sets forth our cash and cash equivalents, short-term debt and capitalization as of November 30, 2013. This table should be read in conjunction with, and is qualified in its entirety by reference to, our audited consolidated financial statements and the related notes thereto incorporated by reference in this prospectus supplement.

As of November 30, 2013 (in thousands)
Cash and cash equivalents	$258,367

Short-term debt	$395,527

Long-term debt	$1,779,065

Stockholders' equity
Class A common stock, $0.01 par value per share, 160,000,000 shares authorized, 67,901,101 shares issued and 67,382,298 shares outstanding	$679
Additional paid-in capital	788,670
Treasury stock, at cost, 518,803 shares	(45,945)
Retained earnings	1,220,520
Accumulated other comprehensive loss	(56,961)

Total stockholders' equity	$1,906,963

Total capitalization	$3,686,028

 PRICE RANGE OF CLASS A COMMON STOCK AND DIVIDEND POLICY

          Our Class A common stock is listed on the New York Stock Exchange under the symbol "IHS". The following table sets forth for the indicated periods the high and low sale prices per share for our Class A common stock on the New York Stock Exchange:

	High	Low
Fiscal Year 2014 Quarter Ended:
February 28, 2014 (through January 10, 2014)	$123.95	$112.82
Fiscal Year 2013 Quarters Ended:
February 28, 2013	$109.69	$89.58
May 31, 2013	115.64	95.43
August 31, 2013	117.12	95.03
November 30, 2013	117.65	107.31
Fiscal Year 2012 Quarters Ended:
February 29, 2012	$94.74	$81.98
May 31, 2012	103.25	91.20
August 31, 2012	115.33	96.00
November 30, 2012	118.93	83.02

          We currently anticipate that we will retain all available funds for use in the operation and expansion of our business, and we do not anticipate paying any dividends in the foreseeable future. We have not paid a dividend since becoming a public company.

 SELLING STOCKHOLDER

          The following table sets forth certain information regarding the beneficial ownership of our Class A common stock by Conscientia Investment Limited, the selling stockholder, immediately before and after this offering, assuming no exercise of the underwriters' option to purchase additional shares.

Selling Stockholder	Class A Common Stock Beneficially Owned Before This Offering(2)	Percentage of Voting Power of Class A Common Stock Beneficially Owned Before This Offering(2)	Class A Common Stock to Be Sold in This Offering	Class A Common Stock Beneficially Owned After This Offering(2)	Percentage of Voting Power of Class A Common Stock Beneficially Owned After This Offering(2)
Conscientia Investment Limited(1)	4,708,859	6.99%	3,478,261	1,230,598	1.83%

(1)
This information was obtained from, or calculated based in part on, the Schedule 13G/A filed with the SEC by the selling stockholder on June 25, 2012. The sole owner of the selling stockholder is TBG Limited ("TBG"). TBG is wholly owned indirectly by TB Continuity II Trust (the "Trust"), of which Georg Heinrich Thyssen-Bornemisza is the sole primary beneficiary. The address of the selling stockholder is Level 8, Bay Street Complex, St. George's Bay, St Julian's STJ 3311, Malta.

(2)
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. The number of shares beneficially owned prior to and after this offering, and percentage of voting power, is based on 67,404,285 shares of Class A common stock outstanding on December 31, 2013.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF CLASS A COMMON STOCK

          The following is a general discussion of the material U.S. federal income and estate tax consequences of the ownership and disposition of our Class A common stock by a beneficial owner that is a "non-U.S. holder", other than a non-U.S. holder that owns, or has owned, actually or constructively, more than 5% of our Class A common stock. Except as otherwise described in the discussion of estate tax below, a "non-U.S. holder" is a person or entity that, for U.S. federal income tax purposes, is a:

  •
  nonresident alien individual, other than certain former citizens and residents of the United States subject to tax as expatriates;

  •
  foreign corporation; or

  •
  foreign estate or trust.

          A "non-U.S. holder" does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition and is not otherwise a resident of the United States for U.S. federal income tax purposes. Such an individual is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of our Class A common stock.

          If a partnership or other pass-through entity (including an entity or arrangement treated as a partnership or other type of pass-through entity for U.S. federal income tax purposes) owns our Class A common stock, the tax treatment of a partner or beneficial owner of such entity may depend upon the status of such owner and the activities of such entity and by certain determinations made at the partner or beneficial owner level. Partners and beneficial owners in partnerships or other pass-through entities that own our Class A common stock should consult their own tax advisors as to the particular U.S. federal income and estate tax consequences applicable to them.

          This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to non-U.S. holders in light of their particular circumstances and does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction. Prospective holders are urged to consult their tax advisors with respect to the particular tax consequences to them of owning and disposing of our Class A common stock, including the consequences under the laws of any state, local or foreign jurisdiction.

Dividends

          As discussed under "Price Range of Class A Common Stock and Dividend Policy" above, we do not currently expect to pay dividends. In the event that we do pay dividends, dividends paid to a non-U.S. holder of our Class A common stock generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding, a non-U.S. holder will be required to provide an Internal Revenue Service Form W-8BEN certifying its entitlement to benefits under a treaty. Additional certification requirements apply if a non-U.S. holder holds our Class A common stock through a foreign partnership or a foreign intermediary.

          The withholding tax does not apply to dividends paid to a non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the non-U.S. holder's conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the non-U.S. holder were a United States person (as defined in the Code) unless an applicable treaty provides otherwise. A non-U.S. corporation receiving effectively connected dividends may also be subject to an additional "branch profits tax" imposed at a rate of 30% (or a lower treaty rate).

Gain on Disposition of Class A Common Stock

          A non-U.S. holder generally will not be subject to U.S. federal income tax on gain realized on a sale or other disposition of our Class A common stock unless:

  •
  the gain is effectively connected with a trade or business of the non-U.S. holder in the United States, subject to an applicable treaty providing otherwise; or

  •
  we are or have been a U.S. real property holding corporation, as defined in the Code, at any time within the five-year period preceding the disposition or the non-U.S. holder's holding period, whichever period is shorter, and our Class A common stock has ceased to be traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs.

          We believe that we are not, and for the last five years have not been, a U.S. real property holding corporation and we do not anticipate becoming one.

          Gain that is effectively connected with a U.S. trade or business will be subject to regular U.S. income tax as if the non-U.S. holder were a United States person, subject to an applicable treaty providing otherwise. A non-U.S. corporation with effectively connected gains may also be subject to additional "branch profits tax" imposed at a rate of 30% (or a lower treaty rate).

Information Reporting Requirements and Backup Withholding

          Information returns will be filed with the Internal Revenue Service in connection with payments of dividends. A non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid additional information reporting and backup withholding, with respect to payments of dividends and the proceeds from a sale or other disposition of Class A common stock. The amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against such holder's U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the Internal Revenue Service.

Additional Withholding Rules

          Legislation commonly referred to as "FATCA" will impose a 30% withholding tax on payments to certain foreign entities of dividends on and gross proceeds from dispositions of U.S. common stock, unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied or the entity otherwise qualifies for exemption. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. This withholding will apply to payments of dividends on our Class A common stock made on or after July 1, 2014 and to payments of gross proceeds from a sale or other disposition of our Class A common stock made on or after January 1, 2017. Under certain circumstances, a non-U.S. holder may be eligible for refunds of or credits for such taxes. Non-U.S. holders should consult their tax advisors regarding the possible implications of FATCA on their investment in our Class A common stock.

Federal Estate Tax

          Individuals who are not citizens or residents of the United States for U.S. federal estate tax purposes, as well as entities the property of which is potentially includible in such an individual's gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty benefit, our Class A common stock will be treated as U.S. situs property subject to U.S. federal estate tax. The test for whether an individual is a resident of the United States for federal estate tax purposes differs from the test used for U.S. federal income tax purposes. Some individuals, therefore, may be nonresidents for U.S. federal income tax purposes, but not for U.S. federal estate tax purposes, and vice versa.

UNDERWRITING

          We, the selling stockholder and the underwriters named below have entered into an underwriting agreement with respect to the shares of Class A common stock being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares of Class A common stock indicated in the following table. Goldman, Sachs & Co. is the representative of the underwriters.

Underwriters	Number of Shares
Goldman, Sachs & Co
Merrill Lynch, Pierce, Fenner & Smith Incorporated
RBC Capital Markets, LLC
Wells Fargo Securities, LLC

Total	3,478,261

          The underwriters are committed to take and pay for all of the shares of Class A common stock being offered, if any are taken, other than the shares of Class A common stock covered by the option described below unless and until this option is exercised.

          The underwriters have an option to buy up to an additional 521,739 shares of Class A common stock from the selling stockholder to cover sales by the underwriters of a greater number of shares of Class A common stock than the total number set forth in the table above. They may exercise that option for 30 days. If any shares of Class A common stock are purchased pursuant to this option, the underwriters will severally purchase shares of Class A common stock in approximately the same proportion as set forth in the table above.

          The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by the selling stockholder. Such amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase 521,739 additional shares of Class A common stock.

Paid by the Selling Stockholder	No Exercise	Full Exercise
Per share	$	$
Total	$	$

          Shares of Class A common stock sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus. Any shares of Class A common stock sold by the underwriters to securities dealers may be sold at a discount of up to $             per share from the public offering price. After the initial offering of the shares of Class A common stock, the representative may change the offering price and the other selling terms. The offering of the shares of Class A common stock by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

          The selling stockholder has agreed, subject to certain exceptions, that for a period of 365 days after the date of this prospectus supplement, it will not offer or sell any shares of Class A common stock. In addition, we have agreed, subject to certain exceptions, that for a period of 45 days after the date of this prospectus supplement, we will not offer or sell any shares of Class A common stock.

          Our Class A common stock is listed on the New York Stock Exchange under the symbol "IHS".

          In connection with the offering, the underwriters may purchase and sell shares of Class A common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares of Class A common stock than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A "covered short position" is a short position that is not greater than the amount of additional shares of Class A common stock for which the underwriters' option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares of Class A common stock or purchasing shares of Class A common stock in the open market. In determining the source of shares of Class A common stock to cover the covered short position, the underwriters will consider, among other things, the price of shares of Class A common stock available for purchase in the open market as compared to the price at which they may purchase additional shares of Class A common stock pursuant to the option described above. "Naked" short sales are any short sales that create a short position greater than the amount of additional shares of Class A common stock for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares of Class A common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Class A common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of Class A common stock made by the underwriters in the open market prior to the completion of the offering.

          Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own account, may have the effect of preventing or retarding a decline in the market price of our Class A common stock, and may stabilize, maintain or otherwise affect the market price of the Class A common stock. As a result, the price of the Class A common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

          We estimate that the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $                    . The selling stockholder has agreed that it will pay all expenses of the offering, including expenses incurred by us. Goldman, Sachs & Co. has agreed to pay or to reimburse us and the selling stockholder for certain fees and expenses incurred by us and the selling stockholder in connection with this offering.

          We and the selling stockholder have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

          The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. Affiliates of certain underwriters act as lenders under our existing term loan and revolving credit facility.

          In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours (directly, as collateral securing other obligations or otherwise). The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

European Economic Area

          In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of shares of Class A common stock to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares of Class A common stock which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares of Class A common stock to the public in that Relevant Member State at any time:

  (a)
  to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

  (b)
  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

  (c)
  to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representative for any such offer; or

  (d)
  in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

          For the purposes of this provision, the expression an "offer of shares to the public" in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

          Each underwriter has represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of such Act does not apply to us; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

Switzerland

          The shares of Class A common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the shares of Class A common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

          Neither this prospectus nor any other offering or marketing material relating to the offering, the Company, the shares of Class A common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of shares of Class A common stock will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares of Class A common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares of Class A common stock.

Dubai International Financial Centre

          This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares of Class A common stock to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of Class A common stock offered should conduct their own due diligence on the shares of Class A common stock. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Australia

          No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission ("ASIC"), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

          Any offer in Australia of the shares of Class A common stock may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares of Class A common stock without disclosure to investors under Chapter 6D of the Corporations Act.

          The shares of Class A common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares of Class A common stock must observe such Australian on-sale restrictions.

          This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Hong Kong

          The shares of Class A common stock may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

          This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of Class A common stock may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

          Where the shares of Class A common stock are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Japan

          The shares of Class A common stock have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Securities and Exchange Law) and each underwriter has agreed that it will not offer or sell any shares of Class A common stock, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

VALIDITY OF SECURITIES

          The validity of our Class A common stock offered hereby will be passed on for us and the selling stockholder by Davis Polk & Wardwell LLP, New York, New York, and for the underwriters by Sullivan & Cromwell LLP, New York, New York.

EXPERTS

          The consolidated financial statements of IHS Inc. appearing in IHS Inc.'s Annual Report (Form 10-K) for the year ended November 30, 2013, and the effectiveness of IHS Inc.'s internal control over financial reporting as of November 30, 2013, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and IHS Inc. management's assessment of the effectiveness of internal control over financial reporting as of November 30, 2013 are incorporated herein by reference in reliance upon such reports given on Ernst & Young LLP's authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

          The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus supplement and prior to the termination of the offering under this prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

  •
  Annual Report on Form 10-K for the year ended November 30, 2013 filed with the SEC on January 13, 2014;

  •
  Definitive Proxy Statement on Schedule 14A for our 2013 Annual Meeting of Stockholders filed with the SEC on February 22, 2013 (but only the information set forth therein that is incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended November 30, 2012); and

  •
  Current Reports on Form 8-K filed with the SEC on April 10, 2013 (relating to Items 5.02 and 9.01), April 11, 2013, April 12, 2013, June 3, 2013, September 19, 2013 (relating to Item 5.02) and November 1, 2013.

          You may request a copy of these filings at no cost, by writing or telephoning our investor relations department at IHS Inc., 15 Inverness Way East, Englewood, Colorado 80112, telephone number (303) 790-0600.

PROSPECTUS

IHS Inc.

Class A Common Stock
Preferred Stock
Debt Securities

        From time to time, we or a selling securityholder may offer Class A common stock, and we may offer preferred stock or debt securities. Specific terms of these securities will be provided in supplements to this prospectus.

        Each time we or a selling securityholder offers any security pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering, including the names of any selling securityholder, if applicable. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

        You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our Class A common stock, preferred stock or debt securities.

        See "Risk Factors" beginning on page 11 of our Annual Report on Form 10-K for the year ended November 30, 2011 which is incorporated by reference herein, to read about factors you should consider before buying these securities.

        Neither the Securities and Exchange Commission (the "SEC") nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

June 18, 2012

        We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus.

        The terms "IHS," "we," "us," and "our" refer to IHS Inc. and, unless the context otherwise requires, its consolidated subsidiaries.

IHS INC.

        We are the leading source of critical information, analytics, and workflow tools in areas that shape today's business landscape. We provide solutions that support customer workflows in strategy and analysis, energy technical, product engineering, supply chain, and EHS & Sustainability, and in customer industry sectors including Energy and Natural Resources, Chemicals, Technology, Media & Telecom, Manufacturing, Transportation, and Government, Defense and Security. Businesses and governments in more than 165 countries around the globe rely on our comprehensive content, expert independent analysis and flexible delivery methods to make high-impact decisions and develop strategies with speed and confidence.

        We have been in business since 1959, were incorporated in the State of Delaware in 1994, and became a publicly traded company on the New York Stock Exchange in 2005. Headquartered in Englewood, Colorado, we employ over 6,000 people in more than 30 countries around the world.

        Our principal executive offices are located at 15 Inverness Way, East Englewood, Colorado 80112, and our telephone number is (303) 790-0600. We also maintain a website at www.ihs.com where general information about us is available. Our website and the information contained therein is not incorporated into this prospectus or the registration statement of which it forms a part.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we or a selling securityholder may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we or a selling securityholder may offer. Each time we or a selling securityholder sell securities, we will provide a prospectus supplement along with this prospectus that will contain specific information about the terms of that offering. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under "Where You Can Find More Information."

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

  •
  Annual Report on Form 10-K for the year ended November 30, 2011 filed with the SEC on January 23, 2012, and Amendment No. 1 on Form 10-K/A to such Annual Report filed with the SEC on February 8, 2012;

  •
  Definitive Proxy Statement on Schedule 14A for our 2012 Annual Meeting of Stockholders filed with the SEC on February 28, 2012 (but only the information set forth therein that is incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended November 30, 2011);

  •
  Quarterly Report on Form 10-Q for the quarterly period ended February 29, 2012 filed with the SEC on March 26, 2012; and

  •
  Current Report on Form 8-K/A filed with the SEC on October 21, 2011, Current Report on Form 8-K filed with the SEC on April 18, 2012, and Current Report on Form 8-K/A filed with the SEC on April 26, 2012.

        You may request a copy of these filings at no cost, by writing or telephoning our investor relations department at IHS Inc., 15 Inverness Way East, Englewood, Colorado 80112, telephone number (303) 790-0600.

 SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

        We have made statements in this prospectus and in the documents incorporated by reference that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as "may," "might," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," or "continue," the negative of these terms, and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties, and assumptions, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance, or achievements to differ materially from the results, level of activity, performance, or achievements expressed or implied by the forward-looking statements. In particular, you should consider the risks outlined under "Risk Factors" in our Annual Report on Form 10-K for the year ended November 30, 2011.

        Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not rely upon forward-looking statements as predictions of future events.

        We do not intend to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations.

 USE OF PROCEEDS

        Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities offered by us in this prospectus will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business purposes.

        We will not receive any proceeds from the sale of any securities by a selling securityholder.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated. The ratio of earnings to fixed charges was calculated by dividing earnings by fixed charges. Earnings were calculated by adding (1) income from continuing operations before income taxes and (2) interest expense (including amortization of any debt fees and any debt discount). Fixed charges were calculated by adding interest expense and the amortization of any debt fees and any debt discount.

Six Months Ended	Year Ended
	November 30, 2011	November 30, 2010	November 30, 2009	November 30, 2008	November 30, 2007
May 31, 2012
7.92	10.81	23.70	26.58	9.43	28.56

SELLING SECURITYHOLDERS

        The selling securityholders may include Conscientia Investment Limited ("Conscientia"), and any other stockholder who acquired its shares of Class A common stock directly or indirectly from Conscientia to the extent we have agreed to provide registration rights with respect to such shares. Any selling securityholders will be named in the applicable prospectus supplement.

 DESCRIPTION OF CAPITAL STOCK

General Matters

        The following description of our capital stock and the relevant provisions of our certificate of incorporation, our bylaws and applicable provisions of law are summaries thereof and are qualified by reference to our certificate of incorporation and bylaws, copies of which have been filed with the SEC as exhibits to the registration statement of which this prospectus is a part or to our Annual Report on Form 10-K, and such applicable provisions of law.

        Our authorized capital stock consists of 160,000,000 shares of Class A common stock, $0.01 par value, and 1,600,000 shares of preferred stock, which the board of directors may issue with or without par value. The Class A common stock is our only class of common stock outstanding.

Common Stock

        Voting Rights.    The holders of our Class A common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. We have not provided for cumulative voting for the election of directors in our certificate of incorporation.

        Dividend Rights.    Subject to preferences that may be applicable to any outstanding preferred stock, the holders of Class A common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. See "Market for the Registrant's Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities—Dividend Policy" in our Annual Report on Form 10-K for the year ended November 30, 2011, which is incorporated by reference herein. In the event a dividend is paid in the form of shares of common stock or rights to acquire common stock, the holders of Class A common stock shall receive Class A common stock, or rights to acquire Class A common stock, as the case may be.

        Conversion.    Our Class A common stock is not convertible into any other shares of our capital stock. No class of common stock may be subdivided or combined unless the other class of common stock concurrently is subdivided or combined in the same proportion and in the same manner.

        Liquidation Rights.    In the event of liquidation, dissolution, distribution of assets or winding up, the holders of Class A common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

        Other Matters.    The Class A common stock has no preemptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the Class A common stock. All outstanding shares of Class A common stock are fully paid and non-assessable, and the shares of Class A common stock to be issued upon completion of any offering pursuant to this prospectus will be fully paid and non-assessable.

Preferred Stock

        When we offer to sell a particular series of preferred stock, we will describe the specific terms of such series in a supplement to this prospectus. The preferred stock will be issued under a certificate of designations relating to each series of preferred stock and is also subject to our certificate of incorporation.

        The board of directors has the authority to issue preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without any vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control and may adversely affect the voting, dividend and other rights of the holders of common stock.

        As of the date hereof, no shares of our preferred stock are outstanding and, other than shares of preferred stock that may become issuable pursuant to our rights agreement, we have no present plans to issue any shares of our preferred stock. See "—Rights Agreement."

        We have reserved 1,600,000 shares of our series A junior participating preferred stock to be made available upon exercise of our preferred share purchase rights.

        All shares of preferred stock offered will be fully paid and non-assessable. Any shares of preferred stock that are issued may have priority over the Class A common stock with respect to dividend or liquidation rights or both.

        The transfer agent for each series of preferred stock will be described in the prospectus supplement for such series.

Anti-Takeover Effects of Delaware Law and our Certificate of Incorporation and Bylaws

        Under Delaware law, our certificate of incorporation and our bylaws contain certain provisions, which are summarized below, that:

  •
  are expected to discourage coercive takeover practices and inadequate takeover bids;

  •
  are designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors;

  •
  could have the effect of delaying, deferring or discouraging another party from acquiring control of us;

  •
  could inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts;

  •
  could prevent changes in our management; and

  •
  could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

        Classified Board.    Our certificate of incorporation provides that our board of directors are divided into three classes of directors, with the classes to be as nearly equal in number as possible. As a result, approximately one-third of our board of directors are elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board. Our certificate of incorporation and bylaws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the board but must consist of not less than three or more than fifteen directors.

        Removal of Directors; Vacancies.    Under the Delaware General Corporation Law (the "DGCL"), unless otherwise provided in our certificate of incorporation, directors serving on a classified board may be removed by the stockholders only for cause. Our certificate of incorporation and bylaws provides that directors may be removed only for cause and only upon the affirmative vote of the holders of at least 66 2/3% of the votes of the outstanding shares of our common stock entitled to be cast in the election of directors. In addition, our certificate of incorporation provides that any vacancies on our board of directors will be filled only by the affirmative vote of a majority of the remaining directors even if the number of directors voting would not constitute a quorum.

        Supermajority Provisions.    The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote is required to amend a corporation's certificate of incorporation or bylaws, unless the certificate of incorporation requires a greater percentage. Our certificate of incorporation provides that the following provisions in the certificate of incorporation may be amended only by a vote of 66 2/3% or more of all of the votes of the outstanding shares of our common stock entitled to be cast:

  •
  classified board, including the election and term of our directors;

  •
  the removal of directors and the filling of vacancies on our board of directors;

  •
  the prohibition on stockholder action by written consent;

  •
  the ability to call a special meeting of stockholders being vested solely in the Chairman of our board of directors or our president or corporate secretary acting at the direction of our board of directors;

  •
  the ability of our board of directors to adopt, amend and/or repeal our bylaws without a stockholder vote; and

  •
  the amendment provision requiring that the above provisions be amended only with a 66 2/3% supermajority vote.

        In addition, our certificate of incorporation grants our board of directors the authority to amend our bylaws without a stockholder vote in any manner that is consistent with the laws of the State of Delaware and our certificate of incorporation. Our certificate of incorporation also provides that the following provisions in our bylaws may be amended only by a vote of 66 2/3% or more of all of the votes of the outstanding shares of the Class A common stock entitled to be cast:

  •
  the ability to call a special meeting of stockholders being vested solely in the Chairman of our board of directors or our president or secretary acting at the direction of our board of directors;

  •
  the advance notice requirements for stockholder proposals and director nominations;

  •
  the number, election and term of our directors;

  •
  the removal of directors and the filling of vacancies on our board of directors; and

  •
  the amendment provision requiring that the above provisions be amended only with a 66 2/3% supermajority vote.

        Authorized but Unissued Capital Stock.    The DGCL does not require stockholder approval for any issuance of authorized shares. In addition, the listing requirements of the New York Stock Exchange, which will apply to us so long as our Class A common stock is listed on the New York Stock Exchange, only require stockholder approval of certain issuances that equal or exceed 20% of the then-outstanding voting power or then-outstanding number of shares of Class A common stock (or, in the case of certain related-party and other transactions, 1% or 5% of the then-outstanding voting power or then-outstanding number of shares of Class A common stock).

        The ability to issue authorized but unissued capital stock could enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of stock at prices higher than prevailing market prices.

        Undesignated Preferred Stock.    The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.

        Limits on Written Consent and Special Meetings.    Our certificate of incorporation prohibits stockholder action by written consent. It also provides that special meetings of our stockholders may be called only by the Chairman of our board of directors or by our president or corporate secretary at the direction of our board of directors.

        Advance Notice Requirements for Nominations.    Our bylaws contain advance notice procedures with regard to stockholder proposals related to the nomination of candidates for election as directors. These procedures provide that notice of stockholder proposals related to stockholder nominations for the election of directors must be received by our corporate secretary, in the case of an annual meeting, no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. However, if the annual meeting is called for a date that is more than 30 days before or more than 70 days after that anniversary date, notice by the stockholder in order to be timely must be received not earlier than the close of business on the 120th day prior to such annual meeting or not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement is first made by us of the date of such meeting. If the number of directors to be elected to our board of directors at an annual meeting is increased and there is no public announcement by us naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice will be considered timely, but only with respect to nominees for the additional directorships, if it is delivered to our corporate secretary not later than the close of business on the tenth day following the day on which such public announcement is first made by us.

        Stockholder nominations for the election of directors at a special meeting must be received by our corporate secretary no earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of such special meeting and of the nominees proposed by our board of directors to be elected at such meeting.

        A stockholder's notice to our corporate secretary must be in proper written form and must set forth information related to the stockholder giving the notice and the beneficial owner (if any) on whose behalf the nomination is made, including:

  •
  the name and record address of the stockholder and the beneficial owner;

  •
  the class and number of shares of our capital stock which are owned beneficially and of record by the stockholder and the beneficial owner;

  •
  a representation that the stockholder is a holder of record of our stock entitled to vote at that meeting and that the stockholder intends to appear in person or by proxy at the meeting to bring the nomination before the meeting; and

  •
  a representation as to whether the stockholder or the beneficial owner intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of our outstanding capital stock required to elect the nominee, or otherwise to solicit proxies from stockholders in support of such nomination.

        As to each person whom the stockholder proposes to nominate for election as a director, the notice must include:

  •
  all information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Securities Exchange Act of 1934, as amended; and

  •
  the nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

        Advance Notice of Stockholder Proposals.    Our bylaws also contain advance notice procedures with regard to stockholder proposals not related to director nominations. These notice procedures, in the case of an annual meeting of stockholders, are the same as the notice requirements for stockholder proposals related to director nominations discussed above insofar as they relate to the timing of receipt of notice by our corporate secretary.

        A stockholder's notice to our corporate secretary must be in proper written form and must set forth, as to each matter the stockholder and the beneficial owner (if any) proposes to bring before the meeting:

  •
  a description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend our bylaws, the language of the proposed amendment), the reasons for conducting the business at the meeting and any material interest in such business of such stockholder and beneficial owner on whose behalf the proposal is made;

  •
  the name and record address of the stockholder and beneficial owner;

  •
  the class and number of shares of our capital stock which are owned beneficially and of record by the stockholder and the beneficial owner;

  •
  a representation that the stockholder is a holder of record of our stock entitled to vote at the meeting and that the stockholder intends to appear in person or by proxy at the meeting to propose such business; and

  •
  a representation as to whether the stockholder or the beneficial owner intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve or adopt the business proposal, or otherwise to solicit proxies from stockholders in support of such proposal.

        Limitations on Liability and Indemnification Matters.    The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors' fiduciary duties. Our certificate of incorporation includes a provision that eliminates the personal liability of directors for actions taken as a director, except for liability:

  •
  for breach of duty of loyalty;

  •
  for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

  •
  under Section 174 of the DGCL (unlawful dividends); or

  •
  for transactions from which the director derived improper personal benefit.

        Our certificate of incorporation and bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by the DGCL. We are also expressly authorized to carry directors' and officers' insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

        The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers.

        There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

        Rights Agreement.    We entered into a rights agreement in conjunction with our initial public offering. Pursuant to our rights agreement, one series A junior participating preferred stock purchase right (a "Class A right") was issued for each share of our Class A common stock outstanding on the date that offering was completed. The Class A rights were issued subject to the terms of our rights agreement.

        Our board of directors adopted our rights agreement to protect our stockholders from coercive or otherwise unfair takeover tactics. However, our rights agreement may also prevent takeovers that you would consider beneficial to you or us.

        In general terms, our rights agreement works by imposing a significant penalty upon any person or group that acquires 15% or more of our outstanding Class A common stock without the approval of our board of directors. We provide the following summary description below. However, this description is only a summary, is not complete, and should be read together with our entire rights agreement, which has been publicly filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

        Our board of directors authorized the issuance of one Class A right for each share of Class A common stock outstanding on the date hereof.

        Our Class A rights initially trade with, and are inseparable from, the Class A common stock. Our Class A rights are evidenced only by Class A certificates that represent shares of our Class A common stock. New rights will accompany any new shares of Class A common stock we issue after the date hereof until the date on which the rights are distributed as described below.

        Each of our Class A rights will allow its holder to purchase from us one one-hundredth of a share of our series A junior participating preferred stock for $100.00, once the rights become exercisable. Prior to exercise, our Class A rights do not give their holders any dividend, voting or liquidation rights.

        Our Class A rights will not be exercisable until:

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  ten business days after the public announcement that a person or group has become an "acquiring person" by obtaining beneficial ownership of 15% or more of our outstanding Class A common stock or, if earlier,

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  ten business days (or a later date determined by our board of directors before any person or group becomes an acquiring person) after a person or group begins a tender or exchange offer that, if completed, would result in that person or group becoming an acquiring person.

        Our rights agreement contains provisions excluding TBG Holdings N.V., Urvanos Investments Limited and certain of their transferees from the operation of the adverse terms of our rights agreement.

        Until the date our Class A rights become exercisable, our certificates of Class A common stock also evidence our Class A rights, and any transfer of shares of the Class A common stock constitutes a transfer of our Class A rights. After that date, our Class A rights will separate from the Class A common stock and be evidenced by book entries by the rights agent and by Class A rights certificates that we will mail to all eligible holders of our Class A common stock. Any of our Class A rights held by an acquiring person are void and may not be exercised.

        If a person or group becomes an acquiring person, all holders of our Class A rights except the acquiring person may, for the then applicable exercise price, purchase shares of our Class A common stock with a market value of twice the then applicable exercise price, based on the market price of our Class A common stock prior to such acquisition.

        If we are later acquired in a merger or similar transaction after the date our Class A rights become exercisable, all holders of our Class A rights except the acquiring person may, for the then applicable exercise price, purchase shares of the acquiring corporation with a market value of twice the then applicable exercise price, based on the market price of the acquiring corporation's stock prior to such merger.

        Each one one-hundredth of a share of our series A junior participating preferred stock, if issued:

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  will not be redeemable;

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  will entitle holders to quarterly dividend payments of an amount equal to the greater of (i) $0.01 per share and (ii) the dividend paid on one share of our Class A common stock;

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  will entitle holders upon liquidation to receive an amount equal to the payment made on one share of our Class A common stock;

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  will have the same voting power as one share of our Class A common stock; and

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  if shares of our Class A common stock are exchanged via merger, consolidation or a similar transaction, will entitle holders to a payment equal to the payment made on one share (as may be adjusted) of our Class A common stock.

        The value of one one-hundredth interest in a share of our series A junior participating preferred stock purchasable upon exercise of each right should approximate the value of one share of our Class A common stock. Our Class A rights will expire on November 10, 2015.

        Our board of directors may redeem our Class A rights for $0.01 per right at any time before any person or group becomes an acquiring person. If our board of directors redeems any of our Class A rights, it must redeem all of our Class A rights. Once our Class A rights are redeemed, the only right of the holders of our Class A rights will be to receive the redemption price of $0.01 per right. The redemption price will be adjusted if we have a stock split or stock dividends of the Class A common stock.

        After a person or group becomes an acquiring person, but before an acquiring person owns 50% or more of our outstanding Class A common stock, our board of directors may extinguish our Class A rights by exchanging one share of our Class A common stock or an equivalent security for each Class A right other than Class A rights held by the acquiring person.

        Our board of directors shall adjust the purchase price of our series A junior participating preferred stock, the number of shares of our series A junior participating preferred stock issuable and/or the number of our outstanding rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of our preferred stock or Class A common stock. No adjustments to the purchase price of our series A junior participating preferred stock of less than 1% will be made.

        The terms of our rights agreement may be amended by our board of directors without the consent of the holders of our Class A rights. After a person or group becomes an acquiring person, our board of directors may not amend the agreement in a way that adversely affects holders of our Class A rights.

        Delaware Anti-Takeover Statute.    We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the time the person became an interested stockholder unless:

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  prior to the time the person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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  upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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  at or subsequent to the time the person became an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

        The application of Section 203 may limit the ability of stockholders to approve a transaction that they may deem to be in their interests.

        Under Section 203, a "business combination" generally includes a merger, asset or stock sale, or other similar transaction with an interested stockholder, and an "interested stockholder" is generally a person who, together with its affiliates and associates, owns or, in the case of affiliates or associates of the corporation, owned 15% or more of a corporation's outstanding voting securities within three years prior to the determination of interested stockholder status.

Listing

        Our Class A common stock is listed on the New York Stock Exchange under the symbol "IHS."

Transfer Agent and Registrar

        The transfer agent and registrar for our Class A common stock is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF DEBT SECURITIES

        This section describes the general terms and provisions of the debt securities that we may issue. We may offer secured or unsecured debt securities which may be senior, subordinated or junior subordinated, and which may be convertible. The debt securities will be issued under one or more separate indentures between us and a designated trustee. The applicable prospectus supplement and/or other offering materials will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities. To the extent the applicable prospectus supplement or other offering materials relating to an offering of debt securities are inconsistent with this prospectus, the terms of that prospectus supplement or other offering materials will supersede the information in this prospectus.

        The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

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  the title and principle aggregate amount of the debt securities;

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  whether the debt securities will be senior, subordinated or junior subordinated;

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  whether the debt securities will be secured or unsecured;

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  whether the debt securities are convertible or exchangeable into other securities;

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  the percentage or percentages of principle amount at which such debt securities will be issued;

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  the interest rate(s) or the method for determining the interest rate(s);

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  the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

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  the person to whom any interest on the debt securities will be payable;

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  the places where payments on the debt securities will be payable;

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  the maturity date;

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  redemption or early repayment provisions;

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  authorized denominations;

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  form;

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  amount of discount or premium, if any, with which such debt securities will be issued;

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  whether such debt securities will be issued in whole or in parting the form of one or more global securities;

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  the identity of the depositary for global securities;

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  whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

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  the terms upon which the beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

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  any covenants applicable to the particular debt securities being issued;

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  any defaults and events of default applicable to the particular debt securities being issued;

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  the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination, security and release of the guarantees), if any;

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  any applicable subordination provisions for any subordinated debt securities;

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  any restriction or condition on the transferability of the debt securities;

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  the currency, currencies, or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

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  the time period within which, the manner in which and the terms and conditions upon which we or the purchaser of the debt securities can select the payment currency;

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  the securities exchange(s) on which the securities will be listed, if any;

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  whether any underwriter(s) will act as market maker(s) for the securities;

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  the extent to which a secondary market for the securities is expected to develop;

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  our obligations or right to redeem, purchase of repay debt securities under a sinking fund, amortization or analogous provision;

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  provisions relating to covenant defeasance and legal defeasance;

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  provisions relating to satisfaction and discharge of the indenture;

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  provisions relating to the modification of the indenture both with and without consent of holders of debt securities issued under the indenture; and

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  additional terms not inconsistent with the provisions of the indenture.

General

        We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture. In addition, we will describe in the applicable prospectus supplement material U.S. federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

        We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

        If specified in the applicable prospectus supplement, certain of our subsidiaries will guarantee the debt securities. The particular terms of any guarantee will be described in the related prospectus supplement.

Global Securities

        Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon holders of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

        The indenture and the debt securities will be construed in accordance with and governed by the laws of the State of New York, without regard to conflicts of laws principles thereof.

PLAN OF DISTRIBUTION

        We or a selling securityholder may sell the securities in any of three ways (or in any combination) from time to time:

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  through underwriters, brokers or dealers;

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  directly to a limited number of purchasers or to a single purchaser; or

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  through agents.

        The prospectus supplement will set forth the terms of the offering of such securities, including:

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  the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them; and

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  the public offering price of the securities and the proceeds to us or to the selling securityholders, as the case may be, and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

        Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        We or the selling securityholders may effect the distribution of the securities from time to time in one or more transactions either:

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  at a fixed price or at prices that may be changed;

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  at market prices prevailing at the time of sale;

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  at prices relating to such prevailing market prices; or

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  at negotiated prices.

        If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities (other than any securities purchased upon exercise of any over-allotment option).

        We or the selling securityholders may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

        Any underwriters, broker-dealers and agents that participate in the distribution of the securities may be deemed to be "underwriters" as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation in a prospectus supplement. Maximum compensation to any underwriters, dealers or agents will not exceed 8% of the maximum aggregate offering proceeds.

        Underwriters or agents may purchase and sell the securities in the open market. These transactions may include over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, in the over-the-counter market or otherwise.

        Our Class A common stock is listed on the New York Stock Exchange under the symbol "IHS."

        Agents and underwriters may be entitled to indemnification by us and, if applicable, the selling securityholders, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.

        Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

 VALIDITY OF SECURITIES

        The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

        The consolidated financial statements of IHS Inc. appearing in its Annual Report on Form 10-K for the year ended November 30, 2011 and Amendment No. 1 on Form 10-K/A to such Annual Report, and the effectiveness of IHS Inc.'s internal control over financial reporting as of November 30, 2011, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

        The audited historical financial statements of SMT Holding Corp. included in Exhibit 99.1 to IHS Inc.'s Amendment No. 1 to Current Report on Form 8-K dated October 21, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on authority of said firm as experts in auditing and accounting.

3,478,261 Shares

IHS Inc.

Class A Common Stock

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